UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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COMFORCE Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMFORCE Corporation
415 Crossways Park Drive, P.O. Box 9006
Woodbury, New York 11797

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 16, 2010

As a stockholder of COMFORCE Corporation (the “Company”), you are invited to be present, or represented by proxy, at the Company’s 2010 Annual Meeting of Stockholders, to be held at 999 Stewart Avenue, Bethpage, New York 11714 on June 16, 2010 at 10:00 a.m., New York City time, and any adjournments thereof, for the following purposes:

1.
To elect John C. Fanning, Harry V. Maccarrone, Kenneth J. Daley, Daniel Raynor, Gordon Robinett and Pierce J. Flynn to the Board of Directors of the Company for terms of one (1) year.  See “Proposal No. 1--Election of Directors” in the proxy statement.

2.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 23, 2010 are entitled to vote at the Annual Meeting of Stockholders and all adjournments thereof.  Since a majority of the outstanding shares of the Company’s common stock must be represented at the meeting in order to constitute a quorum, all stockholders are urged either to attend the meeting or to be represented by proxy.

We are delivering our proxy statement and annual report pursuant to the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders over the Internet. We believe that this delivery method expedites stockholders’ receipt of proxy materials and reduces the cost and environmental impact of our annual meeting. On or about April 28, 2010, we will mail to our stockholders a notice containing instructions on how to access our proxy materials. In addition, the notice includes instructions on how you can receive a paper copy of our proxy materials.

Your vote is important. Whether or not you plan to attend the annual meeting, please vote your shares, over the Internet or by completing, signing and dating the proxy card, as described in the attached proxy statement and proxy card. Your prompt cooperation is greatly appreciated.

If you plan to vote at the meeting in person and your shares are held in the name of your broker, bank or other nominee, please request from such broker, bank or other nominee a letter to present to the judge of the election evidencing your ownership of the shares and your authority to vote the shares at the meeting.

By Order of the Board of Directors

Harry V. Maccarrone
Secretary

April 23, 2010

COMFORCE Corporation
415 Crossways Park Drive, P.O. Box 9006
Woodbury, New York 11797

ANNUAL MEETING OF STOCKHOLDERS

To be held on June 16, 2010

PROXY STATEMENT

This proxy statement and the Notice of Annual Meeting and Form of Proxy accompanying this proxy statement, which will be mailed on or about April 28, 2010, are furnished in connection with the solicitation by the Board of Directors of COMFORCE Corporation, a Delaware corporation (the “Company” or “COMFORCE”), of proxies to be voted at the annual meeting of stockholders to be held at 999 Stewart Avenue, Bethpage, New York 11714 on June 16, 2010 at 10:00 a.m., New York City time, and any adjournments thereof.

Holders of record of the Company’s common stock at the close of business on April 23, 2010 (the “record date”) will be entitled to one vote at the meeting or by proxy for each share then held.  On the record date, there were 17,387,633 shares of common stock of the Company outstanding.  All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy.  A stockholder may withhold authority to vote for the all of the nominees or any individual nominee in accordance with the instructions on the accompanying proxy card.  Unless instructions to the contrary are given, each properly executed proxy will be voted (1) to elect John C. Fanning, Harry V. Maccarrone, Kenneth J. Daley, Daniel Raynor, Gordon Robinett and Pierce J. Flynn as directors of the Company, and (2) to transact such other business as may properly be brought before the meeting or any adjournment thereof.  You may revoke your proxy at any time before it is voted at the meeting by delivering to us a signed, written revocation letter dated later than the date of your proxy; submitting a proxy to us by Internet or mail that is dated later than the date of any proxy previously submitted; or attending the meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting to revoke your proxy).

Directors are elected by a plurality. Broker non-votes will not be deemed to be entitled to vote on a proposal and, therefore, will be disregarded.  Broker non-votes occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the stockholder.  Under recent New York Stock Exchange rule changes, brokerage firms that are members of that exchange will not have discretionary authority to vote their customers’ shares in our election of directors.

This proxy statement is being solicited by the Board of Directors of the Company.  The expense of making this solicitation is being paid by the Company and consists of preparing, assembling and mailing the Notice of Meeting, proxy statement and Proxy, tabulating returns of proxies, and charges and expenses of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders.  Officers and regular employees of the Company may solicit proxies by telephone, email, fax or in person without additional compensation therefor.

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

Election of Directors

The Company’s Bylaws provide that the Board of Directors shall consist of from three to nine persons as fixed by the Board. The Board has determined that the number of directors shall be six and, accordingly, six persons have been nominated to serve as directors to hold office until the next annual meeting or until their successors shall be duly elected and qualified.  It is intended that proxies in the form enclosed will be voted, unless otherwise directed, in favor of electing the following persons as directors:  John C. Fanning, Harry V. Maccarrone, Kenneth J. Daley, Daniel Raynor, Gordon Robinett and Pierce J. Flynn.

Unless you indicate to the contrary, the persons named in the accompanying proxy will vote it for the election of the nominees named above.  All of the nominees have agreed to serve if elected.  If any nominee is not available for election at the meeting, your shares will be voted FOR an alternate nominee to be selected by the board of directors, unless you withhold authority to vote for such unavailable nominee.  The Board of Directors believes that all of its nominees will be available for election at the meeting and will serve if elected.  See “Information Concerning Directors and Nominees.”

Recommendation

The Board of Directors recommends a vote “FOR” the election of each of the nominees.  Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or authority withheld is specified.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

Nominees

Set forth below is information concerning each nominee for director of the Company, including his business experience during at least the past five years, his position with the Company and the Company’s wholly-owned subsidiary, COMFORCE Operating, Inc., and certain directorships held by him.  Each nominee is currently a director of the Company.  There are no family relationships among any of the nominees, nor, except as hereinafter described, are there any arrangements or understandings between any nominee and another person pursuant to which he or she was selected as a nominee.  Each nominee, if elected, is to hold office until the next annual meeting of the stockholders or until his successor has been elected and qualified.

All of our nominees have extensive senior management and policy-making experience.  Each of the nominees has served on our Board of Directors for at least five years and is knowledgeable about our business.  The Board of Directors considered each nominee’s specific business experiences described in the biographical information provided below in determining whether to nominate him for election as a director.

Name	Age	Position with the Company
John C. Fanning	78	Chairman of the Board, Chief Executive Officer and Director
Harry V. Maccarrone	62	Executive Vice President, Chief Financial Officer, Secretary and Director
Kenneth J. Daley	72	Director
Daniel Raynor	50	Director
Gordon Robinett	74	Director
Pierce J. Flynn	73	Director

John C. Fanning has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since 1998.  From 1997 to 1998 he was President of the Company’s Financial Outsourcing Services and Human Capital Management divisions.  Mr. Fanning was the founder of Uniforce Services, Inc. (“Uniforce”) and served as its Chairman, Chief Executive Officer and President and as one of its directors from 1961, the year in which Uniforce’s first office was opened, until its acquisition by the Company in 1997.  Mr. Fanning entered the employment field in 1954, when he founded Fanning Personnel Agency, Inc., his interest in which he sold in 1967 to devote his efforts solely to Uniforce’s operations. He also founded and served as the first President of the Association of Personnel Agencies of New York.

Harry V. Maccarrone has served as Executive Vice President, Secretary and a director of the Company since 1998 and as the Chief Financial Officer of the Company since 2000.  Mr. Maccarrone, who joined Uniforce in 1988 as Assistant Vice President--Finance, served as Vice President--Finance of Uniforce from 1989 to 1997. From 1989 until 1997 he also served as Uniforce’s Treasurer and Chief Financial Officer and as a member of its Board of Directors.  Mr. Maccarrone is a Certified Public Accountant, with a Bachelor’s Degree in Business Administration and a Master’s Degree in Business Administration from Hofstra University.  He is a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants, and the American Payroll Association.  Mr. Maccarrone was a part-time adjunct professor at Molloy College for more than 10 years where he taught courses in accounting and finance.  Mr. Maccarrone’s public accounting experience includes seven years with Peat Marwick Mitchell & Co. (now KPMG LLP).

Kenneth J. Daley has served as a director of the Company since 1999.  From 1957 until his retirement in 1998, Mr. Daley held various positions with Chase Manhattan Bank (“Chase”) and, prior to its acquisition by Chase, Chemical Banking Corporation, most recently as Division Executive responsible for middle market business in the Long Island region.  He currently serves as an audit and compliance committee member of Catholic Health Systems of Long Island and as a trustee of Long Island Catholic Charities.

Daniel Raynor has served as a director of the Company since 1998.  He is a managing partner of The Argentum Group, a private equity firm, a position he has held since co-founding the firm in 1987.  Mr. Raynor also serves as a director and compensation committee member of ReSearch Pharmaceutical Services, Inc., a reporting company under the Securities Exchange Act of 1934.  Previously, Mr. Raynor served as a director and compensation committee member of NuCo2, Inc. from February 1998 until it was acquired in May 2008 and ceased being a publicly-traded company.  In addition, Mr. Raynor serves on the boards of several privately-held companies engaged in outsourced services or technology-enabled services in which Argentum’s managed funds have an equity interest. He received a B.S. in economics from The Wharton School, University of Pennsylvania.

Gordon Robinett has served as a director of the Company since 1998.  He served as the chief financial officer, from 1990 to 1999, and as a consultant, from 1999 until 2004, to Command Security, a security services firm based in Poughkeepsie, New York.  Mr. Robinett retired as the Vice President--Finance and Treasurer of Uniforce in 1989, after more than 20 years of service.  Mr. Robinett received a B. A. degree in Accounting and Business Administration from Nebraska Wesleyan University and an M. A. degree in English Education from New York University.

Pierce J. Flynn has served as a director of the Company since 2004.  He served as a Senior Portfolio Manager of Tocqueville Asset Management L.P. from February 2006 until February 2008.  Previously, Mr. Flynn served as Vice President--Investments for Gilford Securities from 2005 to 2006, as Vice President--Investments of Legg Mason Wood Walker, Inc. from 2003 to 2005, and as President and Chief Executive Officer of Melhado, Flynn & Associates, Inc., a New York City-based broker-dealer and investment adviser firm, from 1977 until 2002.

Directors

As described under “--Nominees,” above, each nominee is currently a director of the Company.  Rosemary Maniscalco, who is also currently a director of the Company, has decided not to stand for re-election. Ms. Maniscalco has served as the Vice Chairman of the Company since August 2001 and as a director of the Company since June 2001, and she will continue to hold those positions until the annual meeting.  She has also served since 1999 as the President of Corporate ImageMakers, Inc., a consulting company that advises corporations on critical employment and timely workplace issues.  Prior thereto, Ms. Maniscalco served with Uniforce from 1981 until its 1997 merger with the Company, including as a member of Uniforce’s Board of Directors (from 1984 to 1997) and as its President and Chief Operating Officer (from 1992 to 1997).  Following Uniforce’s merger with the Company, she served as the President of the Company’s Staff Augmentation division until 1999.

Meetings of the Board of Directors

In fiscal 2009, the Board of Directors of the Company conducted four meetings. Each director of the Company attended all of these meetings.  Each director also attended our annual meeting of stockholders held in June 2009.  Our policy is to schedule our annual meeting of stockholders at a time at which all of our directors expect to be available to attend in person or by phone.

Leadership Structure and Risk Oversight

John C. Fanning has served as our Chairman and Chief Executive Officer since 1998, having previously held both positions at Uniforce Services, Inc. for more than 20 years prior to its acquisition by the Company in 1997.   The Board believes that retaining this leadership structure is appropriate based upon its long experience and effectiveness using this structure, particularly given that a majority of the directors are independent.  Furthermore, this majority of independent directors will become a two-thirds majority upon the reduction of the size of our Board to six directors effective upon the election of directors at our annual meeting.  Although we have not formally appointed a lead independent director, Gordon Robinett serves as the chairman of our Audit Committee and as a member of our Executive Committee.  In addition to Mr. Robinett, Mr. Fanning and Harry V. Maccarrone are members of the Executive Committee.  The Executive Committee was formed in March 2010 with responsibility for making policy and other important decisions between meetings of the Board and to ensure that the Company will have a decision-making body in place as needed.

Our entire Board of Directors oversees general risk management of the Company and obtains the input of the Company’s executive officers to assess and analyze the most likely areas of potential risk for the Company.  The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. In addition, our Audit Committee focuses on oversight of the financial risks of the Company.  We believe that our leadership structure supports effective oversight of the Company’s risk management.

Independence of Directors

Each of Gordon Robinett, Kenneth J. Daley, Daniel Raynor and Pierce J. Flynn is an independent director as this term is defined under the rules of NYSE Amex LLC.  Mr. Robinett, Mr. Daley and Mr. Raynor, each of whom is a member of our Audit Committee, also satisfy the more stringent independence standards for audit committee members under the rules of NYSE Amex.

In considering the independence of Daniel Raynor, the Board considered that John C. Fanning, our Chairman and Chief Executive Officer, is a limited partner in a private equity partnership of which Mr. Raynor is a managing member of a limited liability company that, in turn, is the managing member of a limited liability company that serves as the general partner of and management company for this private equity partnership.  The general partner/management company receives management fees from the private equity partnership based on aggregate capital commitments.  In this regard, the Board considered that the Company holds no interest in this private equity partnership, that the Company made no direct or indirect payments to this private equity partnership or to Mr. Raynor in respect of this private equity partnership, that Mr. Fanning initially invested in this private equity partnership in 1997 on the same basis as other investors, and that the compensation attributable to Mr. Raynor by reason of Mr. Fanning’s investment is not a material part of his income.

Committees

The standing committees of the Board of Directors include the Audit Committee, the Stock Option and  Compensation Committee, the Nominating Committee and, as described above under “--Independence of Directors,” the Executive Committee.

Audit Committee. The Audit Committee has responsibility for performing all functions customarily performed by audit committees of public companies, including without limitation recommending independent auditors to be retained by the Company; conferring with the independent auditors regarding their audit of the Company’s financial statements and other financial matters; reviewing the fees of such auditors and other terms of their engagement; considering the adequacy of internal financial controls and the results of fiscal policies and financial management of the Company; recommending changes in financial policies or procedures as suggested by the auditors; and performing such other functions and duties as may be charged to or expected of it by the Securities and Exchange Commission (“SEC”) and NYSE Amex.  The Audit Committee has adopted a charter, which it reviews annually. The Audit Committee has reviewed and approved the charter for 2010, a copy of which is attached hereto as Annex A.

The current members of the Audit Committee, Messrs. Daley, Robinett and Raynor, are independent directors as within the meaning of the rules of NYSE Amex.  In 2009, the Audit Committee held five meetings and acted by unanimous consent on two occasions.  All of the members of the Committee attended all of these meetings.  The Company’s Board of Directors has determined that all of the Audit Committee’s members are “audit committee financial experts” within the meaning of the rules of the SEC adopted under the Sarbanes-Oxley Act of 2002.

Stock Option and Compensation Committee. The Stock Option and Compensation Committee has responsibility for administering the Company’s Long-Term Investment Plan and 2002 Stock Option Plan and awarding and fixing the terms of stock option grants thereunder, and for reviewing and approving executive and employee salaries, bonuses, non-cash incentive compensation and benefits. Messrs. Daley and Robinett, the members of the Committee, are independent directors within the meaning of the rules of NYSE Amex.  In 2009, the Stock Option and Compensation Committee held two meetings.  The Stock Option and Compensation Committee adopted a charter to govern its structure and functions, a current copy of which is available through the Company’s website, www.comforce.com.

Nominating Committee.  The Nominating Committee has responsibility for nominating individuals to serve on the Company’s Board of Directors after the current annual meeting.  Messrs. Daley and Robinett, the members of the Committee, are independent directors within the meaning of the rules of NYSE Amex.  In 2009, the Nominating Committee held one meeting and acted by unanimous consent on one occasion.  The Nominating Committee has adopted a charter to govern its structure and functions, and separately adopted policies entitled policy regarding director candidate qualifications and process for identifying and evaluating director candidates, each of which charter and policies is available through the Company’s website, www.comforce.com.  The Committee has also adopted a policy to consider recommendations submitted in good faith by the Company’s stockholders.

The Nominating Committee will consider the qualifications of any candidate recommended by a stockholder on the same basis as any candidates recommended by members of the Committee or the Company’s Board.  At a minimum, a nominee must represent the interests of all stockholders and not serve for the purpose of favoring or advancing the interests of any particular stockholder group or other constituency.  In considering any stockholder recommendations, the Committee will also consider the size and duration of a recommending stockholder’s ownership interest in the Company and whether the recommending stockholder intends to maintain its ownership interest in the Company.

However, as expressed in the process for identifying and evaluating director candidates posted on our website, the Committee will only seek to identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent.  Our view is that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the Board’s ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the practice of the Committee is to re-nominate incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board and whom the Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board.  In a meeting held in March 2010, the Nominating Committee considered four individuals recommended for nomination by a stockholder (that represented to us in its letter that it holds less than 5% of our shares), but the Committee did not find compelling reasons to favor such individuals over the incumbents.

Furthermore, Rosemary Maniscalco, an incumbent director, decided not to stand for re-election, and, after discussions among the remaining directors, the Committee members recommended to the Board that it reduce its Board from seven to six members as permitted under the Company’s bylaws.  Assuming election of management’s nominees, by reducing the size of the Board from seven to six rather than adding another inside director, the ratio of inside-to-independent directors will be 2:4 rather than the current ratio of 3:4.  Adding another independent director would have changed the ratio of inside-to-independent directors to 2:5.  Following the Committee’s recommendation, the size of our Board was changed to six directors.  Four of management’s nominees are independent and all are incumbents.

As stated in our process for identifying and evaluating director candidates, in considering candidates for nomination, the Committee will consider the extent to which the membership of the candidate on the Board will promote diversity among the directors.  This process for identifying and evaluating director candidates provides that the Committee will only identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent.  If new candidates are considered, the policy will be implemented by the Committee in the normal course of its deliberations and consideration of the various factors enumerated in the process for identifying and evaluating director candidates, of which the diversity is one of several.  Diversity is not afforded primacy over other enumerated factors.  The Committee and Board expect to assess the effectiveness of the policy based upon the quality of any candidate nominated to the Board.

Director Compensation

In 2009, directors received $3,125 per quarter ($12,500 per year) as fees for serving on our Board of Directors.  In addition, in 2009, Gordon Robinett received an additional $2,500 for his services as chairman of the Audit Committee.  Effective April 1, 2010, the director’s compensation was increased to $3,750 per quarter ($15,000 per year), and Mr. Robinett will receive an additional $2,500 per annum for his services as chairman of the recently established Executive Committee.  In addition to this cash compensation, during 2009 each director received options to purchase 10,000 shares of common stock under the Company’s 2002 Stock Option Plan at an exercise price of $1.30 per share.  Rosemary Maniscalco also received additional options to purchase 35,000 shares of our common stock under the 2002 Stock Option Plan at an exercise price of $1.75 per share for her service as our Vice Chairman.  All of the options granted to directors in 2009 were fully vested upon issuance and exercisable for terms of 10 years, subject to earlier termination under certain circumstances as provided in the plan. Beginning with the 2010 annual meeting, each director will be entitled to receive options to purchase 15,000 shares of the Company’s common stock upon his or her initial election to the Board and, thereafter, annually upon his or her re-election to the Board, at an exercise price equal to closing market price of the shares on the date of grant. These options will have vesting rights and term as those granted in 2009.  In addition, as set forth in the table below and as described under “Certain Relationships and Related Transactions,” Ms. Maniscalco also received cash compensation in 2009 for providing consulting services to the Company.

The following table sets forth information regarding the compensation paid to or accrued by our current Board members for 2009, except for Mr. Fanning and Mr. Maccarrone, whose compensation for serving on our Board is included in the compensation shown under “Executive Compensation--Summary Compensation Table,” below:

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)

Rosemary Maniscalco (3)	12,500	20,600	77,582	110,682
Gordon Robinett	15,000	6,600	—	21,600
Kenneth J. Daley	12,500	6,600	—	19,100
Daniel Raynor	12,500	6,600	—	19,100
Pierce Flynn	12,500	6,600	—	19,100

(1)	Fees for serving on the Board of Directors and, in the case of Mr. Robinett, for serving as the Chairman of our Audit Committee.
(2)
Represents expense for stock options granted under the Company’s 2002 Plan in accordance with ASC Topic 718, Compensation--Stock Compensation, based on the fair value of the option grants.  See “Stock Compensation Plans” in note 2 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 27,  2009 for the assumptions used to value these awards.

(3)
The entry in the “Option Awards” column includes an option for 10,000 shares, as awarded to all directors for their service as directors, as well as an option to purchase 35,000 shares at an exercise price of $1.75 per share separately awarded to her for her service to the Company as Vice Chairman, each of which represents expense for stock options granted under the Company’s 2002 Plan in accordance with ASC Topic 718, Compensation--Stock Compensation, based on the fair value of the option grants. The entry in the “All Other Compensation”

column represents consulting fees paid to her as described under “Certain Relationships and Related Transactions.”

INFORMATION REGARDING EXECUTIVE OFFICERS

The following table sets forth certain information concerning each individual who currently serves as an executive officer or key employee of the Company, including such person’s business experience during at least the past five years and positions held with the Company.   Executive officers are appointed by the Board of Directors and serve at the discretion of the Board. There are no family relationships among the executive officers, nor are there any arrangements or understandings between any executive officer and another person pursuant to which he or she was selected as an officer except as may be hereinafter described.

Name	Age	Position with the Company
John C. Fanning	78	Chairman of the Board, Chief Executive Officer and Director
Harry V. Maccarrone	62	Executive Vice President, Chief Financial Officer, Secretary and Director
Robert F. Ende	51	Senior Vice President, Finance

John C. Fanning.  See “Information Concerning Directors and Nominees” for additional information concerning Mr. Fanning’s business experience.  Mr. Fanning has experienced health issues that have caused him to reduce his work load.  He has delegated significant day-to-day responsibilities to other officers, principally Harry V. Maccarrone, Executive Vice President and Chief Financial Officer, and Robert Ende, Senior Vice President, Finance.  In addition, the Board has established an Executive Committee consisting of Mr. Fanning, Mr. Maccarrone and Mr. Robinett, an independent director, to address policy questions that may arise between meetings of the Board, and to ensure that the Company will have a decision-making body in place as needed.

Harry V. Maccarrone.  See “Information Concerning Directors and Nominees” for additional information concerning Mr. Maccarrone’s business experience.

Robert F. Ende has served as the Company’s Senior Vice President, Finance since April 2002, having previously served as the Company’s Vice President, Finance from 2000 to April 2002, as its Vice President of Financial Services from 1999 to 2000 and as its Vice President and Controller from the time of Uniforce’s merger with the Company in 1997 until 1999.  Mr. Ende previously served as the Controller of Uniforce from 1994 to 1997.  Prior to joining Uniforce, he held various financial executive positions in the service industry with both publicly traded and international companies from 1983 to 1994.  Mr. Ende was associated with Ernst & Young from 1980 to 1983.  Mr. Ende is a Certified Public Accountant, and a member of each of the American Institute of Certified Public Accountants and the New York Society of Certified Public Accountants.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding the compensation paid to or accrued by our current Chief Executive Officer and our two other most highly compensated named executive officers who earned in excess of $100,000 in fiscal year 2009.  Mr. Fanning and Mr. Maccarrone are compensated in accordance with the terms of their employment agreements with the Company.  These employment agreements are described below under “Employment Agreements.”

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compen-sation ($) (2)	Non-qualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)		Total ($)

John C. Fanning, Chairman and Chief Executive Officer	2009	588,500	—	66,600	241	16,012	75,163	(4)	746,516
	2008	579,583	—	9,300	352,664	17,780	73,608	(5)	1,032,935
	2007	529,167	—	12,800	275,854	17,580	70,069	(6)	905,470

Harry V. Maccarrone, Executive Vice President, Chief Financial Officer and Secretary	2009	399,832	50,000	62,600	—	9,034	46,329	(7)	567,795
	2008	397,886	50,000	9,300	—	9,287	46,970	(8)	513,443
	2007	354,588	45,000	12,800	—	9,256	41,849	(9)	463,493

Robert F. Ende, Senior Vice President, Finance	2009	273,787	54,000	24,000	—	—	15,085	(10)	366,872
	2008	272,351	54,000	—	—	—	14,366	(10)	340,717
	2007	242,805	54,000	—	—	—	12,725	(10)	309,530

(1)
Represents expense for stock options granted under the Company’s 2002 Plan in accordance with ASC Topic 718, Compensation--Stock Compensation. See “Stock Compensation Plans” in note 2 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 27, 2009 for the assumptions used to value these awards.

(2)	Amount represents incentive bonuses earned by Mr. Fanning under the terms of his employment agreement.
(3)	Includes contributions and interest earned under the Company’s Deferred Compensation Plan.
(4)	Includes $12,500 for Board of Director fees, $30,000 as an expense allowance, and $32,663 contributed by the Company under its deferred vacation plan.
(5)	Includes $12,500 for Board of Director fees, $30,000 as an expense allowance, and $31,108 contributed by the Company under its deferred vacation plan.
(6)	Includes $12,500 for Board of Director fees, $30,000 as an expense allowance, and $27,569 contributed by the Company under its deferred vacation plan.
(7)	Includes $12,500 for Board of Director fees, $15,000 as an expense allowance, and $18,829 contributed by the Company under its deferred vacation plan.
(8)	Includes $12,500 for Board of Director fees, $15,000 as an expense allowance, and $19,470 contributed by the Company under its deferred vacation plan.
(9)	Includes $12,500 for Board of Director fees, $15,000 as an expense allowance, and $14,349 contributed by the Company under its deferred vacation plan.
(10)	Represents the Company’s contribution under the Company’s deferred vacation plan.

Employment Agreements

On March 31, 2008, the Company entered into amended and restated employment agreements with John C. Fanning, Chairman and Chief Executive Officer of the Company, and Harry V. Maccarrone, Executive Vice President and Chief Financial Officer of the Company.

John C. Fanning: The restated employment agreement with Mr. Fanning provides for an annual base salary of $629,695 as of March 31, 2010, subject to annual increases as of April 1 of each year the higher of 7% or the percentage increase in the Consumer Price Index.  Mr. Fanning postponed accepting the 7% annual increase in his salary that was scheduled to be effective on April 1, 2009 and accepted such increase on January 1, 2010.  The agreement further provides for annual incentive compensation equal to 7.5% of the Company’s pre-tax operating income, as defined, in excess of $5.0 million and less than $8.0 million, plus 5.0% of the Company’s pre-tax operating income in excess of $8.0 million and less than $10.0 million, plus 2.5% of the Company’s pre-tax operating income in excess of $10.0 million. Under the agreement, Mr. Fanning is entitled to a $30,000 expense allowance during each calendar year, health insurance benefits and use of an automobile.

The agreement continues until December 31, 2010 subject to automatic one-year renewals unless either party elects not to renew upon 60 days’ notice.  The agreement is terminable by the Company for just cause and includes non-competition and confidentiality restrictions.

Under Mr. Fanning’s employment agreement, upon a change of control (as defined), Mr. Fanning is entitled to receive:

•
a lump sum cash payment on the date of the change of control equal to 300% of (1) his then current annual base salary, (2) the highest amount of any cash bonus and incentive compensation paid to him in any one of the three preceding years, (3) the amount of his annual expense allowance and (4) the amount of the Company’s Deferred Compensation Plan contributions in the preceding calendar year, and

•	a cash payment equal to any excise tax due under Section 4999 of the Internal Revenue Code, grossed up for any federal, state and local income taxes.

The term “change of control” is defined in his employment agreement to mean any change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, as provided in the regulations under section 409A of the Internal Revenue Code.  In addition, any unvested options held by Mr. Fanning at the time of a change of control will immediately vest and payments under the Company’s Deferred Compensation Plan and Deferred Vacation Plan will be accelerated.   See “Deferred Plans,” below.

If Mr. Fanning is terminated other than for just cause (as defined in the agreement), death or disability, or if he resigns due to the Company’s material breach of the agreement involving a material negative change in the employment relationship, Mr. Fanning will be entitled to receive 200% (or 100% if the termination follows a change of control) of his annual base salary, bonuses or incentive compensation at the highest level of the last three years and the amount of the contributions made on his behalf to the Deferred Compensation Plan, and 100% of the fair market value of any car leased for his benefit and the amount of specified annual health care insurance premiums.  In addition, he will be entitled to receive a pro rata amount of his expense allowance for the year in which he is terminated.

If Mr. Fanning is terminated due to disability, he will be entitled to receive 100% of his annual base salary, bonuses or incentive compensation at the highest level of the last three years, the amount of the contributions made on his behalf to the Deferred Compensation Plan, the fair market value of any car leased for his benefit and the amount of specified annual health care insurance premiums.  In addition, he will be entitled to receive a pro rata amount of his expense allowance for the year in which he is terminated.  Upon voluntary termination or death, Mr. Fanning will be entitled to the pro rata amount of his expense allowance and of any incentive compensation, calculated on an annualized basis, for the year in which he resigns or dies.

The following table shows the amounts the Company reasonably estimates would have been payable to Mr. Fanning if his employment had terminated or a change of control had occurred at December 27, 2009:

As of December 27, 2009	Death ($)	Disability ($)	Voluntary Termination and Retirement ($)	For Cause ($)	Not for Cause ($)	Change of Control ($)

John C. Fanning
Base salary	—	629,695	—	—	1,259,390	1,889,085
Incentive compensation (1)	—	352,664	—	—	705,328	1,057,992
Expense allowance	—	—	—	—	60,000	90,000
Stock options (2)	—	—	—	—	—	—
Benefits continuation/ recompense	24,219	41,783	24,219	24,219	59,347	—
Deferred compensation	—	16,012	—	—	32,024	48,035
Accumulated deferred compensation/vacation	372,312	372,312	372,312	372,312	372,312	—
Fair market value of vehicle	—	33,110	—	—	33,110	—
Gross up (3)	—	—	—	—	—	965,346
Total	396,531	1,445,576	396,531	396,531	2,521,511	4,050,458

(1)	Based upon 2008 incentive compensation (which is the highest level of the past three years).
(2)	All options are currently vested, so none become vested on an accelerated basis upon a change of control or termination.
(3)	Assumes excise tax at a rate of 20% with gross-ups based on a combined rate of 32% for federal, state and local income taxes.

Harry V. Maccarrone: The restated employment agreement with Mr. Maccarrone provides for an annual base salary of $427,820 as of March 31, 2010, subject to annual increases as of April 1 of each year of the higher of 7% or the percentage increase in the Consumer Price Index.  Mr. Maccarrone postponed accepting the 7% annual increase in his salary that was scheduled to be effective on April 1, 2009 and accepted such increase on January 1, 2010.  Under the agreement, Mr. Maccarrone is entitled to a $15,000 expense allowance during each calendar year and health insurance benefits.

The agreement continues until December 31, 2010, subject to automatic one-year renewals unless either party elects not to renew upon 60 days’ notice.  The agreement is terminable by the Company for just cause and includes non-competition and non-solicitation restrictions.

Under Mr. Maccarrone’s employment agreement, upon a change of control (as defined), Mr. Maccarrone is entitled to receive:

•
a lump sum cash payment on the date of the change of control equal to 300% of (1) his then current annual base salary, (2) the highest amount of any cash bonus paid to him in any one of the three preceding years, (3) the amount of his annual expense allowance and (4) the amount of the Company’s Deferred Compensation Plan contributions in the preceding calendar year, and

•	a cash payment equal to any excise tax due under Section 4999 of the Internal Revenue Code, grossed up for any federal, state and local income taxes.

The term “change of control” is defined in his employment agreement to mean any change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, as provided in the regulations under section 409A of the Internal Revenue Code.  In addition, any unvested options held by Mr. Maccarrone at the time of a change of control will immediately vest and payments under the Company’s Deferred Compensation Plan and Deferred Vacation Plan will be accelerated.   See “Deferred Plans,” below.

If Mr. Maccarrone is terminated other than for just cause (as defined in the agreement), death or disability, or if he resigns due to the Company’s material breach of the agreement involving a material negative change in the employment relationship, Mr. Maccarrone will be entitled to receive 200% (or 100% if the termination follows a change of control) of his annual base salary, bonuses at the highest level of the last three years and the amount of the contributions made on his behalf to the Deferred Compensation Plan, and 100% of the amount of specified annual health care insurance premiums.  In addition, he will be entitled to receive a pro rata amount of his expense allowance for the year in which he is terminated.

If Mr. Maccarrone is terminated due to disability, he will be entitled to receive 100% of his annual base salary, bonuses at the highest level of the last three years, the amount of the contributions made on his behalf to the Deferred Compensation Plan, and the amount of specified annual health care insurance premiums.  In addition, he will be entitled to receive a pro rata amount of his expense allowance for the year in which he is terminated.  Upon voluntary termination or death, Mr. Maccarrone will be entitled to the pro rata amount of his expense allowance for the year in which he resigns or dies.

The following table shows the amounts the Company reasonably estimates would have been payable to Mr. Maccarrone if his employment had terminated or a change of control had occurred at December 27, 2009:

As of December 27, 2009	Death ($)	Disability ($)	Voluntary Termination and Retirement ($)	For Cause ($)	Not for Cause ($)	Change of Control ($)

Harry V. Maccarrone
Base salary	—	427,820	—	—	855,640	1,283,460
Incentive compensation (1)	—	50,000	—	—	100,000	150,000
Expense allowance	—	—	—	—	30,000	45,000
Stock options (2)	—	—	—	—	—	—
Benefits continuation/ recompense	16,455	34,018	16,455	16,455	51,582	—
Deferred compensation	—	9,034	—	—	18,067	27,101
Accumulated deferred compensation/vacation	198,532	198,532	198,532	198,532	198,532	—
Gross up (3)	—	—	—	—	—	442,368
Total	214,987	719,404	214,987	214,987	1,253,821	1,947,929

(1)	Based upon 2009 bonus (which is the highest level of the past three years).
(2)	All options are currently vested, so none become vested on an accelerated basis upon a change of control or termination.
(3)	Assumes excise tax at a rate of 20% with gross-ups based on a combined rate of 32% for federal, state and local income taxes.

Deferred Plans

Executive officers are entitled to participate in the Deferred Compensation Plan and Deferred Vacation Plan.  These plans were amended and restated by our Board on March 31, 2008, principally to conform the terms to the final regulations issued under Section 409A of the Internal Revenue Code.  Under the Deferred Compensation Plan, the Stock Option and Compensation Committee has authority to make and modify deferred credit awards to plan participants, who receive quarterly contributions for each deferred credit earned, together with interest at the mid-term quarterly applicable rate as set by the IRS, compounded quarterly.  Deferred compensation is paid out over one-half of the number of quarterly periods over which it has been accrued, subject to acceleration upon a change of control. The Deferred Vacation Plan provides for deferred credits for unused vacation days above a threshold, together with interest at 5% per annum, with payments to be made to plan participants following their termination, subject to acceleration upon a change of control.  The term “change of control” is defined to mean any change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, as provided in the regulations under section 409A of the Internal Revenue Code.

Outstanding Equity Awards at Year End

In 1993, the Company adopted with stockholder approval a Long-Term Stock Investment Plan (the “1993 Plan”) which authorized the grant of options to purchase up to 5,000,000 shares of the Company’s common stock to executives, key employees and agents of the Company and its subsidiaries.  All executive officers and other officers, directors and employees, as well as independent agents and consultants, of the Company and its subsidiaries were eligible to participate in the 1993 Plan and to receive grants made before December 31, 2002.  Effective as of December 31, 2002, the Company could no longer grant options under the 1993 Plan.

In 2002, the Company adopted the 2002 Stock Option Plan, which was amended in 2006, in each case with stockholder approval.  The 2002 Stock Option Plan, as amended, authorizes the grant of options to purchase up to 2,000,000 shares of the Company’s common stock to executives, key employees and agents of the Company and its subsidiaries.  All executive officers and other officers, directors and employees, as well as independent agents and consultants, of the Company and its subsidiaries are eligible to participate in this plan and to receive grants.

The following table shows outstanding equity awards to the named executive officers of the Company at December 27, 2009.  These awards were made under the 1993 Plan and the 2002 Stock Option Plan.  None of the named executive officers held unvested, unearned or currently unexercisable options granted under these plans.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date
John C. Fanning	200,000	2.00	4/2/2010
	10,000	1.50	6/11/2011
	10,000	1.10	6/10/2012
	75,000	1.45	6/10/2012
	10,000	0.66	8/11/2013
	10,000	2.19	6/7/2014
	75,000	3.02	1/16/2015
	10,000	2.00	6/7/2015
	10,000	2.66	6/4/2016
	10,000	2.60	6/9/2017
	10,000	2.04	6/9/2018
	10,000	1.30	6/8/2019
	150,000	1.75	12/21/2019
Harry V. Maccarrone	100,000	2.00	4/2/2010
	20,000	2.00	5/16/2010
	10,000	1.50	6/11/2011
	10,000	1.10	6/10/2012
	75,000	1.45	6/10/2012
	10,000	0.66	8/11/2013
	10,000	2.19	6/7/2014
	75,000	3.02	1/16/2015
	10,000	2.00	6/7/2015
	10,000	2.66	6/4/2016
	10,000	2.60	6/9/2017
	10,000	2.04	6/9/2018
	10,000	1.30	6/8/2019
	140,000	1.75	12/21/2019
Robert F. Ende	5,000	2.00	4/2/2010
	20,000	2.00	5/16/2010
	50,000	1.45	6/10/2012
	60,000	3.02	1/16/2015
	60,000	1.75	12/21/2019

Compensation Committee Interlocks and Insider Participation

Kenneth J. Daley and Gordon Robinett serve on the Company’s Stock Option and Compensation Committee.  There are no interlocking relationships, as defined in the regulations of the SEC, involving any of these individuals.

REPORT OF THE AUDIT COMMITTEE

This report is submitted by the Audit Committee of the Company’s Board of Directors.  The report describes the responsibilities and functions of the Audit Committee.  The Audit Committee is responsible for recommending to the Board of Directors the selection of the independent registered public accounting firm to audit the Company’s consolidated financial statements.  The Audit Committee also oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s quarterly condensed consolidated financial statements for each of the first three quarters of fiscal 2009 and the audited consolidated financial statements for fiscal 2009.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.  The Audit Committee also met with KPMG LLP, the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.  The Audit Committee also reviews the Audit Committee charter annually.

In the course of reviewing the Company’s consolidated financial statements for the year ended December 27, 2009, the Audit Committee also discussed with KPMG its judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the independent auditors under generally accepted auditing standards including Statement on Auditing Standards No. 61, as amended.  In addition, the Audit Committee has received from the auditors the letter and written disclosures respecting fiscal 2009, which are required by the Public Company Accounting Oversight Board, and has discussed with them their independence from management and the Company.  Furthermore, the Audit Committee considered and determined that the auditor’s non-audit services to the Company were consistent with the guidelines established to ensure auditor independence.

Based upon its discussion with management and the independent auditors and its review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors should include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 27, 2009.

This report by the Audit Committee is not deemed to be filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended, and is not to be incorporated by reference into any other filings by the Company under those statutes except to the extent that the Company may expressly refer to this report for incorporation by reference in a particular instance.

Audit Committee:
Kenneth J. Daley
Daniel Raynor
Gordon Robinett

PRINCIPAL STOCKHOLDERS

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares and percentage of common stock known to the Company (based upon representations made to it or public filings with the SEC) to be beneficially owned as of April 23, 2010 by (i) each person who beneficially owns more than 5% of the shares of common stock, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers of the Company as a group.  Unless stated otherwise, each person so named exercises sole voting and investment power as to the shares of common stock so indicated.  Unless otherwise indicated below, the business address for each person shown is 415 Crossways Park Drive, P.O. Box 9006, Woodbury, NY 11797.  There were 17,387,633 shares of common stock issued and outstanding as of April 23, 2010.

Name and Address of Beneficial Owner Management:	Subtotals:	Number (1)	Percentage (1)
John C. Fanning (2)(4)
Held individually	390,000
Held through John C. Fanning Revocable Trust	4,745,097
Total		5,135,097	28.9%
Harry V. Maccarrone,(3)(4)
Held individually	410,552
Held as co-trustee of John C. Fanning Revocable Trust	4,745,097
Held as partner of Fanning Asset Partners, L.P.	565,382
Total		5,721,031	32.2%
Rosemary Maniscalco (5)		169,500	1.0%
Daniel Raynor (6)		100,000	*
Gordon Robinett (7)		81,000	*
Kenneth J. Daley (8)		104,000	*
Pierce J. Flynn (9)		60,000	*
Robert F. Ende (10)		193,422	1.10%
Directors and officers as a group (11)		6,818,953	36.2%

Others:
Richard B. Fullerton, and RBF Capital, LLC 300 Drake Landing Blvd., Suite 300 Greenbrae, CA 94904 (12)		1,653,173	9.5%
ARTRA 524(g) Asbestos Trust 1105 N. Market Street, Suite 1300 Wilmington , DE 19801 (13)		1,463,000	8.4%
Bruce L. Galloway, Strategic Turnaround Equity Partners, L.P., Galloway Capital Management LLC, and Gary L. Herman 720 Fifth Avenue, 10th Floor New York, NY 10019 (14)		1,051,402	6.1%

* Represents less than 1.0%.

(1)
For purposes of this table, shares are considered “beneficially owned” if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities, even if such person has no pecuniary interest in such securities. A person is also considered to beneficially own shares that such person has the right to acquire within 60 days, and options exercisable within such period are referred to herein as “currently exercisable.”

(2)	The shares beneficially owned by Mr. Fanning, the Chairman and Chief Executive Officer of the Company, are as follows:

Individual Holdings:  390,000 shares issuable to him upon exercise of the options described above under “--Outstanding Equity Awards at Year End,” excluding the option to purchase 200,000 shares which expired on April 2, 2010.

Held through the John C. Fanning Revocable Trust:  4,745,097 shares owned by the John C. Fanning Revocable Trust.  Mr. Fanning is a co-trustee (together with Mr. Maccarrone) of the John C. Fanning Revocable Trust. Mr. Fanning shares voting and dispositive power with Mr. Maccarrone as to all of these shares.  Mr. Fanning is the sole beneficiary under the Trust except for a nominal interest held by Mr. Maccarrone.

(3)	The shares beneficially owned by Mr. Maccarrone, Executive Vice President, Chief Financial Officer and Secretary of the Company, are as follows:

Individual Holdings:  10,552 shares held of record by him and 400,000 shares issuable to him upon exercise of the options described above under “--Outstanding Equity Awards at Year End,” excluding the option to purchase 100,000 shares which expired on April 2, 2010.

Held as co-trustee of the John C. Fanning Revocable Trust:  4,745,097 shares owned by the John C. Fanning Revocable Trust.  Mr. Maccarrone is a co-trustee (together with Mr. Fanning) of the John C. Fanning Revocable Trust.  Mr. Maccarrone shares voting and dispositive power with Mr. Fanning as to all of these shares but holds no pecuniary interest in the shares.

Held as partner of Fanning Asset Partners, L.P.:  565,382 shares held by Fanning Asset Partners, L.P., a limited partnership in which Mr. Maccarrone is the president and sole shareholder of the corporation, HM Assets, Inc., that serves as its general partner, for the benefit of certain members of Mr. Fanning’s family.  Mr. Maccarrone has sole voting and dispositive power as to all of these shares but holds no pecuniary interest in the shares (beyond a nominal interest).

(4)
Not included in the shares beneficially owned by John C. Fanning or Harry V. Maccarrone are (i) up to 13.2 million shares of common stock issuable to the John C. Fanning Revocable Trust and (ii) up to 2.7 million shares of common stock issuable to Fanning Asset Partners, L.P., in each case upon conversion of the Series 2003A Preferred Stock, the Series 2003B Preferred Stock and the Series 2004A Preferred Stock.  The Series 2003A Preferred Stock, the Series 2003B Preferred Stock and the Series 2004A Preferred Stock can be converted into common stock or into shares of non-voting participating preferred stock having a liquidation preference of $0.01 per share (but no other preferences) to be created by the Company, which, in turn, would be convertible into common stock.  Inclusion of these shares would have the following impact:

•
If all such shares held by the John C. Fanning Revocable Trust were deemed to be owned beneficially by Mr. Fanning, he would hold 59.2% (rather than, as shown in the table, 28.9%) of the Company’s common stock.

•
If all such shares held by Fanning Asset Partners, L.P. and the John C. Fanning Revocable Trust were deemed to be owned beneficially by Mr. Maccarrone, he would hold 64.2% (rather than, as shown in the table, 32.2%) of the Company’s common stock.

(5)
The shares beneficially owned by Ms. Maniscalco, the Vice Chairman and a director of the Company, are 4,500 shares currently held of record by her and 165,000 shares issuable upon the exercise of the following currently exercisable options:

Shares issuable upon the exercise of options:	Exercise price per share ($)	Expiration Date
10,000	1.50	6/11/2011
10,000	1.10	6/10/2012
25,000	1.45	6/10/2012
10,000	2.19	6/7/2014
25,000	3.02	1/16/2015
10,000	2.00	6/7/2015
10,000	2.66	6/4/2016
10,000	2.60	6/9/2017
10,000	2.04	6/9/2018
10,000	1.30	6/8/2019
35,000	1.75	12/21/2019

(6)	The shares beneficially owned by Mr. Raynor, a director of the Company, are 100,000 shares issuable upon the exercise of the following currently exercisable options:

Shares issuable upon the exercise of options:	Exercise price per share ($)	Expiration Date
10,000	1.75	6/11/2010
10,000	1.50	6/11/2011
10,000	1.10	6/10/2012
10,000	0.66	8/11/2013
10,000	2.19	6/7/2014
10,000	2.00	6/7/2015
10,000	2.66	6/4/2016
10,000	2.60	6/9/2017
10,000	2.04	6/9/2018
10,000	1.30	6/8/2019

(7)
The shares beneficially owned by Mr. Robinett, a director of the Company, are 1,000 shares currently held of record by him and 80,000 shares issuable upon the exercise of the following currently exercisable options:

Shares issuable upon the exercise of options:	Exercise price per share ($)	Expiration Date
10,000	1.75	6/11/2010
10,000	1.50	6/11/2011
10,000	2.19	6/7/2014
10,000	2.00	6/7/2015
10,000	2.66	6/4/2016
10,000	2.60	6/9/2017
10,000	2.04	6/9/2018
10,000	1.30	6/8/2019

(8)
The shares beneficially owned by Mr. Daley, a director of the Company, are 64,000 shares held of record by him and 40,000 shares issuable upon the exercise of the following currently exercisable options:

Shares issuable upon the exercise of options:	Exercise price per share ($)	Expiration Date
10,000	2.66	6/4/2016
10,000	2.60	6/9/2017
10,000	2.04	6/9/2018
10,000	1.30	6/8/2019

(9)	The shares beneficially owned by Mr. Flynn, a director of the Company, are 60,000 shares issuable upon the exercise of the following currently exercisable options:

Shares issuable upon the exercise of options:	Exercise price per share ($)	Expiration Date
10,000	2.19	6/7/2014
10,000	2.00	6/7/2015
10,000	2.66	6/4/2016
10,000	2.60	6/9/2017
10,000	2.04	6/9/2018
10,000	1.30	6/8/2019

(10)
The shares beneficially owned by Mr. Ende, Senior Vice President, Finance of the Company, are 3,422 shares held of record by him and 190,000 shares issuable to him upon exercise of the options described above under “--Outstanding Equity Awards at Year End,” excluding the option to purchase 5,000 shares which expired on April 2, 2010.

(11)	The shares shown to be beneficially owned by the directors and officers as a group include shares held of record by them or an affiliate and shares issuable upon the exercise of options.

(12)	As reported in a joint Schedule 13G filed on January 20, 2010 with the SEC, Robert B. Fullerton and RBF Capital, LLC have sole voting and dispositive power as to all 1,653,173 shares.

(13)	As reported in a Schedule 13G filed with the SEC on February 11, 2010, ARTRA 524(g) Asbestos Trust has sole voting and dispositive power as to all 1,463,000 shares.

(14)
As reported in a joint Schedule 13D filed with the SEC on May 30, 2008, Strategic Turnaround Equity Partners, L.P., Galloway Capital Management LLC and Gary L. Herman have shared voting and dispositive power as to 767,474 shares,  Gary L. Herman has sole voting and dispositive power as to 13,000 shares, Bruce L. Galloway has shared voting and dispositive power as to 767,474 shares, and sole voting and dispositive power as to 270,928 shares.  Correspondence to the Company from Strategic Turnaround Equity Partners, L.P. received in February 2010 suggests that its holdings may have been reduced.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, certain of its officers and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC.  Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to persons who are officers or directors of the Company or holders of 10% of the Company’s common stock were complied with in fiscal 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policy.

Our Code of Business Conduct prohibits our employees from taking for themselves business opportunities for personal gain or to compete with the Company through the use of corporate property, information or position.  Employees have an obligation to act in the best interest of the Company and must endeavor to avoid situations that present a potential or actual conflict between their interest and that of the Company.  Furthermore, our Code of Ethics for Senior Financial Officers provides that each senior financial officer is expected to act with honesty and integrity and a high standard of ethical conduct and avoid any actual or apparent conflict of interest.  Following are some examples of the types of transactions that would be covered by these policies:

•	receipt of improper personal benefits as a result of his or her position in the Company;

•	having an ownership interest in any other enterprise, if that interest compromises or appears to compromise the employee’s loyalty to the Company;

•	participation in a joint venture, partnership or other business arrangement with the Company;

•	participation in a business or investment opportunity which becomes known through the use of corporate property or information or the employee’s position at the Company;

Our employees must disclose to our General Counsel any material transaction or relationship that reasonably could be a potential conflict, and the General Counsel is required to notify members of the Board and Audit Committee of any pertinent disclosures.  Although these codes provide for differing procedures based upon the type of transaction involved, the Audit Committee would assume primary responsibility for reviewing and, if appropriate, approving a transaction with a related person, subject to full Board review and approval as appropriate.

Relationships with Related Parties.

Convertible Note and Preferred Stock:  Fanning CPD Assets, LP (the “Fanning CPD Partnership”), a limited partnership in which John C. Fanning, the Company’s Chairman and Chief Executive officer, held an 82.7% economic interest, was the holder of $1.9 million principal amount of the Company’s 8% Convertible Subordinated Note (the “Convertible Note”) until its repayment in full at its maturity on December 2, 2009.

Under the terms of the Convertible Note, the Company was permitted to pay interest in cash or kind, at its election.  As permitted under the terms of the Convertible Note, the semi-annual interest payment due on June 1, 2009 was paid in kind through the addition to the principal of the Convertible Note of accrued interest of approximately $71,000.  All principal under the Convertible Note and the accrued interest payment of $1.9 million due at its maturity on December 2, 2009 were paid in cash, principally from funds borrowed under the PNC Credit Facility.

During fiscal 2009, dividends cumulated in the amount of $3.2 million on the Company’s Series 2003A Preferred Stock, $241,000 on the Series 2003B Preferred Stock and $2.6 million on the Series 2004A Preferred Stock.  Although these cumulated dividends have not been declared by the Company’s Board of Directors and are not payable, the holders can elect to convert all or any portion of these shares of Series Preferred Stock, including the cumulated dividends, into common stock (or, in certain circumstances, into a participating preferred stock which in turn will be convertible into common stock at the same effective rate) at a conversion price of $1.05 per share for the Series 2003A Preferred Stock, $0.54 per share for the Series 2003B Preferred Stock and $1.70 per share for the Series 2004A Preferred Stock.

Other Transactions:  Rosemary Maniscalco, through a company owned by her, provided consulting services to the Company, at the rate of up to $1,500 per day, plus expenses.  During 2009, the Company paid $77,582 for such consulting services.  Rosemary Maniscalco is the Vice Chairman of the Company’s Board of Directors.

See also “Executive Compensation--Employment Agreements” for a description of the employment agreements entered into between the Company and each of John C. Fanning, the Chairman and Chief Executive Officer of the Company, and Harry V. Maccarrone, the Executive Vice President of the Company.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Services Provided by the Company’s Independent Registered Public Accounting Firm

Audit Fees: KPMG LLP, the Company’s independent registered public accounting firm, billed the Company an aggregate of $470,000 in fiscal 2009 and $710,000 in fiscal 2008 for fees for professional services rendered in connection with the audits of the Company’s consolidated financial statements and for the reviews of the condensed consolidated financial statements included in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q, or services that are normally provided by the auditing firm in connection with statutory and regulatory filings or engagements for fiscal 2009 and 2008.

Audit-Related Fees:  KPMG did not bill the Company any amount in fiscal 2009 or 2008 for assurance and related services traditionally performed by the auditing firm that are reasonably related to the performance of the audit or review and are not included under “Audit Fees,” above.

Tax Fees:  KPMG billed the Company an aggregate of  $58,567 in fiscal 2009 and $60,047 in fiscal 2008 for tax compliance, tax advice and tax planning services.

All Other Fees:  KPMG did not bill the Company for any other services in fiscal 2009 or 2008.

Pre-Approval of Services

In accordance with the requirements of the SEC, NYSE Amex (and NYSE Regulation, Inc., which oversees NYSE Amex through a regulatory services agreement) and the charter of the Audit Committee, the Audit Committee must pre-approve all auditing services (which may entail providing comfort letters in connection with securities underwritings) and non-audit services proposed to be provided by the Company’s auditor, except for non-audit services within the permitted de minimis amount.  All of the services described above were pre-approved by the Audit Committee.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

To be considered for inclusion in the Company’s proxy statement for next year’s annual meeting of stockholders, stockholder proposals must be sent to the Company, directed to the attention of Linda Annicelli, Vice President, Administration, at COMFORCE Corporation, at our current address as shown on the cover page of this Proxy statement until May 31, 2011 and, thereafter, to our new address at 999 Stewart Avenue, Bethpage, New York 11714 for receipt not later than January 5, 2011, or in the event that the date of the next annual meeting is changed more than 30 days from June 16, 2010, such  date as we announce in a quarterly report on Form 10-Q or other report which is a reasonable time before we begin to print our proxy materials for that meeting.  Our policy for addressing communications from stockholders and others is available on our website at www.comforce.com.

GENERAL AND OTHER MATTERS

Management knows of no matters, other than those referred to in this proxy statement, which will be presented to the meeting.  However, if any other matters properly come before the meeting or any adjournment, the persons named in the accompanying proxy will have discretionary authority to vote on such matters.

The Company will bear the expense of preparing, printing and mailing this proxy statement, as well as the cost of any required solicitation.  The Company may use regular employees, without additional compensation, to request, by telephone or otherwise, attendance or proxies previously solicited.  Although not currently anticipated, if the Company determines a need to engage a proxy solicitation firm, it will file with the SEC an amendment to this Proxy Statement providing the required disclosure.

We are delivering our proxy statement and annual report pursuant to the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders over the Internet. We believe that this delivery method expedites stockholders’ receipt of proxy materials and reduces the cost and environmental impact of our annual meeting.  The notice includes instructions on how you can receive a paper copy of our proxy materials.

The Company will provide to stockholders upon request, without charge, copies of the exhibits to the Annual Report on Form 10-K.  The exhibits are indicated in the exhibit index included in the Annual Report.  Requests should be submitted to Linda Annicelli, Vice President, Administration, at COMFORCE Corporation, 415 Crossways Park Drive, P.O. Box 9006, Woodbury, New York 11797.

By Order of the Board of Directors

Harry V. Maccarrone, Secretary
Woodbury, New York

April 23, 2010

Annex A

COMFORCE Corporation

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

Amended and Restated as of March 12, 2010

I.    Purpose

The Audit Committee (the “Committee” or the “Audit Committee”) of COMFORCE Corporation (the “Corporation”) shall serve as the Corporation’s liaison with the registered public accounting firm engaged on behalf of the Corporation by the Committee (also known as the Corporation’s “auditor”); to assist the Board of Directors in fulfilling its responsibilities by reviewing financial reports and information provided by the Company to any governmental body or to the public; to oversee the Corporation’s systems of internal controls regarding finance and accounting that the Corporation’s chief executive and financial officers establish on behalf of the Corporation; and to otherwise supervise the Corporation’s auditing, accounting and financial reporting processes generally.  In performing its duties, the Audit Committee shall be mindful of its need to:

•	Serve as an independent and objective party to supervise the Corporation’s financial reporting process and monitor its internal controls systems;

•
Seek to ensure that the Corporation’s disclosure policies are designed to provide full, fair and prompt disclosure of all material information to the Corporation’s stockholders and the investment community generally; and

•	Provide an open avenue of communication among the auditor, all officers, agents and employees of the Corporation, the persons responsible for the internal controls function and the Board of Directors.

II.   Composition

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors as determined in accordance with the rules of NYSE Amex LLC.  Without limiting the foregoing, no director shall be deemed independent unless (i) the Board of Directors of the Corporation has affirmatively determined that such director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and (ii) such director satisfies the independence standards specified in Section 803 of the NYSE Amex LLC Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).  In addition, each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement, and cash flow statement.  Furthermore, at least one member of the Audit Committee must be financially sophisticated, in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, other senior officer with financial oversight responsibilities.  A director who qualifies as an audit committee financial expert under Item 407 of Securities and Exchange Commission Regulation S-K shall be presumed to qualify as financially sophisticated.

The members of the Committee shall be elected by the Board at its annual meeting.  The members shall elect a Chairperson by majority vote of the full Committee membership.

III.   Meetings

The Committee shall meet at least once quarterly, or more frequently as circumstances dictate.  Additionally, the Committee Chairperson shall meet with the auditor and management on a quarterly basis to review the Corporation’s financial information, and shall meet with the persons responsible for the Corporation’s internal controls function annually or more frequently as circumstances may require.  To the extent the Committee deems it appropriate to foster candid discussion, it shall meet privately with the auditor and the persons responsible for the Corporation’s internal controls function without the participation of management.

IV.   Responsibilities and Duties

A.           Review of Reports

1.           The Committee shall review and reassess the adequacy of this Charter at least annually and shall revise this Charter as necessary.

2.           The Committee shall review the Corporation’s annual financial statements and any other financial information or reports submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the auditor.

3.           The Committee shall review a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

4.           The Committee shall review with financial management and the auditor the quarterly report prior to its filing or prior to the release of earnings.  The Chairperson shall represent the Committee at these meetings.

B.           Engagement and Supervision of Auditor

1.           The Committee shall be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by the Corporation (including resolution of any disagreements between management and the auditor regarding financial reporting) for purposes of preparing or issuing an audit report.  The Corporation’s auditor shall report directly to the Committee.

2.           The Committee shall oversee the independence of the auditor consistent with the Sarbanes-Oxley Act of 2002, the Securities Act of 1933, the Exchange Act, and the rules and regulations of the Public Company Accounting Oversight Board (the “Oversight Board”), the Financial Accounting Standards Board, NYSE Amex LLC and the Securities and Exchange Commission, as the same may be applicable and be amended from time to time, and the Committee shall otherwise take, or recommend that the Board of Directors of the Corporation take, appropriate action to oversee the independence of the outside auditor.  In fulfilling these obligations, the Committee shall:

•
be responsible for ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Corporation, consistent with Independence Standards Board Standard 1;

•	actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor; and

•
pre-approve all auditing services (which may entail providing comfort letters in connection with securities underwritings) and non-audit services proposed to be provided by the Corporation’s auditor, except for non-audit services within the de minimus exception under Section 10A(i)(1)(B) of the Exchange Act.

3.           In connection with the auditor’s performance of non-audit services, the Committee shall monitor, and shall have authority to designate employees of the Corporation or engage agents to act on its behalf to monitor, the non-audit services being performed by the Corporation’s auditor to ensure that the auditor is not performing services that the Committee does not pre-approve or are otherwise prohibited under Section 10A(g) of the Exchange Act, including (i) bookkeeping and related services, (ii) financial systems design and implementation, (iii) appraisal or valuation services and fairness opinions, (iv) actuarial services, (v) internal audit outsourcing services, (vi) management and human resource functions, (vii) legal or expert services unrelated to the audit or (viii) such services as the Oversight Board may determine to be impermissible.

C.           Financial Reporting Process

1.           In consultation with the auditor and the persons responsible for the Corporation’s internal controls function, the Committee shall review the integrity of the Corporation’s financial reporting processes, both internal and external.  In this connection, to the extent deemed appropriate, the Committee shall consult with the auditor out of the presence of management about internal controls and the fullness and accuracy of the Corporation’s financial statements.

2.           The Committee shall consider the auditor’s judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

3.           The Committee shall oversee the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation.  The Committee shall consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the auditor, management, or the persons responsible for the Corporation’s internal controls function.

4.           The Committee shall, following the annual audit, review separately with each of management, the auditor, and the persons responsible for the Corporation’s internal controls function, any significant difficulties encountered during the scope of the audit, including any restriction on the scope of work or access to required information.

5.           The Committee shall review with the auditor, the persons responsible for the Corporation’s internal controls function and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

D.           Proxy Statement Report

The Committee shall include a Committee report in the Corporation’s proxy statement, including:

(a)           whether the Committee has reviewed and discussed the Corporation’s audited financial statements with management;

(b)           whether the Committee has discussed with the auditor the matters required to be discussed by  Accounting Standards Codification Topic 950-350;

(c)           whether the Committee has received the written disclosures and letter from the Corporation’s auditor relating to their independence as required by Independent Standards Board Standard No. 1, and has discussed with the auditor its independence; and

(d)           whether the Committee has recommended to the Board of Directors, based upon the reviews and discussions referenced to in (a), (b) and (c), that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K.

E.           Other Authority

1.           The Committee shall establish procedures for (i) receiving, retaining and treating complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) enabling employees to submit on a confidential, anonymous basis their concerns regarding questionable accounting or auditing standards.

2.           The Committee shall have the authority to engage independent counsel and other advisers, as it determines to be necessary to carry out its duties.

3.           The Committee shall have specific responsibilities, authority and procedures necessary to comply with any rules under the Exchange Act, including without limitation Rule 10A-3(b)(2), (3), (4) and (5).

PROXY

COMFORCE CORPORATION

Solicited by the Board of Directors for the
2010 Annual Meeting of Stockholders

415 Crossways Park Drive, P.O. Box 9006
Woodbury, New York 11797

The undersigned hereby appoints John C. Fanning and Harry V. Maccarrone as Proxies, each with the power to appoint his substitute, to vote all of the shares of Common Stock of COMFORCE Corporation, a Delaware corporation (the "Company"), held of record by the undersigned on the record date, April 23, 2010, at the 2010 Annual Meeting of Stockholders to be held on June 16, 2010, or any adjournment thereof, as directed and, in their discretion, on all other matters which may properly come before the meeting.  The undersigned directs said proxies to vote as specified on the reverse side, which are referred to in the Notice of Annual Meeting and set forth in the Proxy Statement.

Holders of record of the Company's Common Stock at the close of business on the record date will be entitled to vote at the Annual Meeting.  Holders of Common Stock will be entitled to one vote for each share then held.  Each stockholder may vote in person or by proxy.  All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy.  A stockholder may withhold authority to vote for any nominee(s) by so indicating on the reverse side.

The votes represented by this proxy will be voted as marked by you.  However, if you properly execute and return the proxy unmarked, such votes will be voted FOR all nominees.  Any proxy that is not properly executed shall be ineffective.  Please mark each box with an "x".

(Continued, and to be marked, dated and signed, on the other side)

ANNUAL MEETING OF STOCKHOLDERS OF
COMFORCE CORPORATION

June 16, 2010

PROXY VOTING INSTRUCTIONS

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions.  Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

Vote online until 11:59 PM EDT the day before the meeting.
COMPANY NUMBER
MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.	ACCOUNT NUMBER
IN PERSON – You may vote your shares in person by attending the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on June 16, 2010:
This proxy statement and our 2009 Annual Report on Form 10-K are available at: http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=01100.

↓
Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.
↓
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:
☐	FOR ALL NOMINEES	NOMINEES: ○John C. Fanning ○Harry V. Maccarrone ○Kenneth J. Daley ○Daniel Raynor ○Gordon Robinett ○Pierce J. Flynn	The votes represented by this proxy will be voted as marked by you. However, if you execute and return the proxy unmarked, such votes will be voted FOR all nominees. Please mark each box with an “x”.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box below and indicate your new address in the space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.   ☐

Signature of Stockholder	Signature of Stockholder

Date:	Date:

Note:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.